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                                                                   EXHIBIT 10.15

                              FOURTH AMENDMENT TO
                     AMENDED AND RESTATED CREDIT AGREEMENT

         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment"), dated as of December 10, 2001, is entered into by and among:

         (1) INDUS INTERNATIONAL, INC., a Delaware corporation ("Borrower");

         (2) Each of the financial institutions listed in Schedule I to the Credit Agreement referred to in Recital A below (collectively, the "Banks"); and

         (3) CALIFORNIA BANK & TRUST, as successor by merger to Sumitomo Bank of California, a California banking corporation, as agent for the Banks (in such capacity, "Agent").

                                    RECITALS

         A. Borrower, the Banks and Agent are parties to an Amended and Restated Credit Agreement dated as of June 10, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of June 30, 1998, and by that certain Second Amendment to Amended and Restated Credit Agreement dated as of August 1, 1998 and by that certain Third Amended and Restated Credit Agreement, dated as of September 20, 1999 (as amended, the "Credit Agreement").

         B. Borrower has requested the Banks and Agent to amend the Credit Agreement in certain respects.

         C. The Banks and Agent are willing so to amend the Credit Agreement upon the terms and subject to the conditions set forth below.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the above recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Borrower, the Banks and Agent hereby agree as follows:

         1. Definitions, Interpretations. All capitalized terms defined above and elsewhere in this Amendment shall be used herein as so defined. Unless otherwise defined herein, all other capitalized terms used herein shall have the respective meanings given to those terms in the Credit Agreement, as amended by this Amendment. The rules of construction set forth in Section 1 of the Credit Agreement shall, to the extent not inconsistent with the terms of this Amendment, apply to this Amendment and are hereby incorporated by reference.

         2. Amendments to Credit Agreement. Subject to the satisfaction of the conditions set forth in Paragraph 5 below, the Credit Agreement is hereby amended as follows:





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                  (a)      Paragraph 1.01, entitled "Definitions," is amended by
         changing the definition of "Leverage Ratio" set forth therein to read in its entirety as follows:

                           "Leverage Ratio" shall mean, with respect to Borrower and its Subsidiaries at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of (a) the sum of the total liabilities of Borrower and its Subsidiaries at such time minus the deferred revenue of Borrower and its Subsidiaries at such time to (b) the Tangible Net Worth of Borrower and its Subsidiaries at such time.

                  (b) Paragraph 1.01, entitled "Definitions," is amended by changing the definition "Quick Ratio" set forth therein to read in its entirety as follows:

                           "Quick Ratio" shall mean, with respect to Borrower and its Subsidiaries at any time, the ratio, determined on a consolidated basis in accordance with GAAP, of:

                                             a)  The sum of all (i) cash of
                                    Borrower and its Subsidiaries; and (ii)
                                    marketable securities of Borrower and its subsidiaries; and (iii) billed accounts receivable of Borrower and its Subsidiaries, less all reserves therefor minus (iv) deferred revenue of Borrower and its Subsidiaries.

                                                        to

                                             b)  The sum at such time of (i) all
                                    accounts payable of Borrower and its
                                    Subsidiaries and (ii) all accrued expenses of Borrower and its Subsidiaries.

                  (c) Subparagraph 2.01(a) is amended by changing the reference to "July 31, 2001" set forth therein to "May 31, 2003."

                  (d) Subpart (i) of Section 2.01(e), entitled "LIBOR Loan Interest Periods," is modified by deleting "one (1), two (2), three
         (3), four (4), five (5), six (6), nine (9) or twelve (12) months" and inserting in its place "one (1), two (2) and three (3) months."

                  (e) Subpart (ii) of Section 2.02(a), entitled "Letter of Credit Availability," is deleted and replaced with the following:

                                    (ii)  Each Letter of Credit shall expire on
                           or prior to the LC Facility Expiration Date (or if such Letter of Credit shall extend beyond the Expiration Date, Borrower shall deposit with Agent upon issuance of the Letter of Credit an amount equal to the face amount of such Letter of Credit as cash collateral for the Obligations of Borrower under such Letter of Credit to be applied to repay any draws after the Expiration Date on such Letter of Credit).


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                 (f)   Section 204(a)(i), entitled "Letter of Credit Usage
        Fees" is amended by deleting "one percent (1%) and replacing it with "one and one-quarter percent (1.25%)" and by deleting the last sentence thereof and replacing it with the following:

                          Borrower shall pay the Letter of Credit Usage Fees upon issuance of the related Letter of Credit.

                 (g) The following part (h) is added to Section 5.01, entitled "Affirmative Covenants":

                          (h) Banking Relationship. Borrower shall maintain
                 its primary operating accounts and cash management services with Agent.

                 (h) Subpart (iii) of Section 5.02(a), entitled "Indebtedness," is modified by deleting "$4,000,000" and inserting in its place $3,000,000.

                 (i) Section 5.03(a) entitled "Quick Ratio," is modified by deleting "1.25" and inserting, "0.75" in its place.

                 (j) Subparagraph 5.03(b) entitled "Tangible Net Worth," is deleted and replaced by the following:

                                     (b)  Tangible Net Worth. Borrower shall not
                           permit its consolidated Tangible Net Worth to be on any date of determination (i) less than $54,000,000 through December 31, 2001 and (ii) thereafter, less than the sum of the actual Tangible Net Worth as of December 31, 2001 plus seventy-five percent (75%) of positive net income as of the end of each quarter after December 31, 2001 and plus seventy-five percent (75%) of proceeds of equity offerings after December 31, 2001. Compliance with the Tangible Net Worth covenant as of September 30, 2001 is waived.

                 (k) Section 5.03(c), entitled "Leverage Ratio," is modified by deleting ".90" and inserting "1.25" in its place.

                 (l) Subparagraph 5.03(d), entitled "Profitability," is deleted and replaced with the following:

                                    (c)   Profitability. Beginning with the
                           quarter ending March 31, 2002, Borrower shall not permit the consolidated net income after taxes on a consolidated basis of Borrower and its Subsidiaries to be less than $1.00. Such consolidated net income includes profits from ongoing operations but excludes gains from sale of marketable securities or other assets outside the ordinary course of business. Compliance with the Profitability covenant as of September 30, 2001 is waived.


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                  (m)      The following new Section 56.03(d), entitled "Minimum
         Liquidity," is added:

                           (e) Minimum Liquidity. Borrower shall not permit the
                  consolidated cash, short term investments and marketable securities of Borrower and its Subsidiaries for any fiscal quarter period to be less than $30,000,000.

                  (n) Schedule II is deleted in its entirety and replaced with Schedule II hereto.

         3. REPRESENTATION AND WARRANTIES. Borrower hereby represents and warrants to Agent and the Banks that the following are true and correct on the date of this Amendment and that, after giving effect to the amendments set forth in Paragraph 2 above, the following will be true and correct on the Effective Date (as defined below):

                  (a) The representations and warranties of Borrower set forth in Paragraph 4.01 of the Credit Agreement and in the other Credit Documents are true and correct in all material aspects;

                  (b) No Default or Event of Default has occurred and is continuing; and

                  (c) Each of the Credit documents is in full force and effect.

(Without limiting the scope of the term "Credit Documents," Borrower expressly acknowledges in making the representations and warranties set forth in this Paragraph 4 that, on and after the date hereof, such term includes this Amendment.)

         4. EFFECTIVE DATE. The amendments effected by Paragraph 2 above shall become effective on December 10, 2001, (the "Effective Date"), subject to receipt by Agent and the Banks on or prior to the Effective Date of the following, each in form and substance satisfactory to Agent, the Banks and their respective counsel:

                  (a)      This Amendment duly executed by Borrower and Agent;

                  (b) A Corporate Resolution to Borrower shall be adopted and acknowledged;

                  (c) Borrower shall pay Agent's attorneys' fees and out of pocket expenses incurred in the negotiation, approval, and preparation of this Agreement; and

                  (d) Such other evidence as Agent or any Bank may reasonably request to establish the accuracy and completeness of the representations and warranties and the compliance with the terms and conditions contained in this Amendment and the other Credit Documents.

         5. EFFECT OF THIS AMENDMENT. On and after the Effective Date, each reference in the Credit Agreement and the other Credit Documents to the Credit Agreement shall mean the Credit Agreement as amended hereby. Except as specifically amended above, (a) the Credit Agreement and the other Credit Documents shall remain in full force and effect and are hereby ratified and confirmed, and (b) the execution, delivery and effectiveness of this Agreement shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of


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the Banks or Agent, nor constitute a waiver of any provision of the Credit
Agreement or any other Credit Document.

         6.       MISCELLANEOUS.

                  (a) Counterparts. This Amendment may be executed in any number of identical counterparts, any set of which signed by all the parties hereto shall be deemed to constitute a complete, executed original for all purposes.

                  (b) Headings. Headings in this Amendment are for convenience of reference only and are not part of the substance hereof.

                  (c) Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of California without reference to conflicts of law rules.


                         [The signature page follows:]


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         IN WITNESS WHEREOF, Borrower, Agent and the Banks have caused this
Amendment to be executed as of the day and year first above written.

BORROWER:                           INDUS INTERNATIONAL, INC.


                                    By: /s/ Kent O. Hudson
                                       -------------------------
                                       Name: Kent O. Hudson
                                       Title: CEO


AGENT:                              CALIFORNIA BANK & TRUST,
                                    as successor by merger to
                                    Sumitomo Bank of California



                                    By: /s/ Thomas C. Paton, Jr.
                                       --------------------------
                                       Name: Thomas C. Paton, Jr.
                                       Title: SVP

                                    By:
                                       --------------------------
                                       Name:
                                       Title:


BANKS:                              CALIFORNIA BANK & TRUST,
                                    as successor by merger to
                                    Sumitomo Bank of California


                                    By: /s/ Thomas C. Paton, Jr.
                                       --------------------------
                                       Name: Thomas C. Paton, Jr.
                                       Title: SVP


                                    By:
                                       --------------------------
                                       Name:
                                       Title:


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
                                  SCHEDULE II

                                  PRICING GRID

                           LEVEL 1           LEVEL 2
                           PERIOD            PERIOD
                           -------           -------
APPLICABLE MARGINS          1.75%             2.00%

COMMITMENT FEE
PERCENTAGES                 .100%             .200%

         1. The Applicable Margin for each LIBOR Loan and the Commitment Fee Percentage will be set for each Pricing Period and will vary depending upon whether such period is a Level 1 Period or a Level 2 Period.

         2. Each Pricing Period with be a Level 1 Period or a Level 2 Period (i) in the case of the Applicable Margins, depending upon borrower's consolidated Leverage Ratio for the most recent fiscal quarter period ending prior to the first day of such Pricing Period; and (ii) in the case of the Commitment Fee Percentage, depending upon Borrower's consolidated Leverage Ratio for the most recent fiscal quarter period ending prior to the first day of such Pricing Period as follows:

                  (a) If, during any Pricing Period, Borrower's consolidated Leverage Ratio is less than or equal to 1.00 to 1:00, Borrower's pricing with respect to the Applicable Margin will be a Level 1 Period.

                  (b) If, during any Pricing Period, Borrower's consolidated Leverage Ratio is greater than 1.00 to 1:00, Borrower's pricing with respect to the Applicable Margin will be a Level 2 Period.


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